Exhibit 10.4
SECOND AMENDMENT
     THIS SECOND AMENDMENT, dated as of November 19, 2007 (this “Amendment”), amends the Amended and Restated Five-Year Credit and Guarantee Agreement dated as of August 10, 2005 (as amended, the “Credit Agreement”), among Block Financial Corporation (the “Borrower”), H&R Block, Inc. (the “Guarantor”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
     WHEREAS, the Borrower, the Guarantor, the Lenders and the Administrative Agent are parties to the Credit Agreement; and
     WHEREAS, the Borrower and the Guarantor have requested that the Lenders agree to amend certain provisions of the Credit Agreement as hereinafter set forth, and the Required Lenders are willing to agree to such requested amendments as set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1 Amendments. The Credit Agreement is hereby amended as follows:
     1.1 Amendments to Section 1.1.
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “Bridge Credit Agreement” means the Bridge and Guarantee Agreement, dated as of April 16, 2007, among the Guarantor, the Borrower, the lenders party thereto and HSBC Bank USA, National Association, as administrative agent.
     “Bridge Credit Agreement Amendment Date” means the date on which the Maturity Date (as defined under the Bridge Credit Agreement) is extended to a date no earlier than March 14, 2008 and the Administrative Agent shall have received notice thereof.
     “Bridge Credit Agreement Refinancing Date” means the date on which the Bridge Credit Agreement is refinanced and the Administrative Agent shall have received notice thereof; provided that any such refinancing shall be unsecured, have the same borrower as under the Bridge Credit Agreement, have no guarantors other than Persons that have guaranteed the Obligations and have covenants no more restrictive than in this Agreement.
     “Modified Bridge Credit Agreement Date” means the earlier of the Bridge Credit Agreement Amendment Date and the Bridge Credit Agreement Refinancing Date.
     “OOMC” means Option One Mortgage Corporation, a wholly owned subsidiary of the Borrower.

     “OOMC Disposition” means the sale of all of the outstanding shares of capital stock of OOMC (excluding the sale of OOMC’s wholly-owned subsidiary, H&R Block Mortgage Corporation).
     “OOMC Disposition Date” means the date on which the OOMC Disposition is completed.
     “Second Amendment Effective Date” means November 19, 2007.
     (b) The definition of “Applicable Rate” in Section 1.1 of the Credit Agreement is hereby amended by inserting in clause (c) of said definition the following proviso immediately after the phrase “then the Ratings in category VI above shall be applicable for such day”:
“provided further, that the Applicable Rate for Utilization Fees shall be increased to (i) 0.40% on the Second Amendment Effective Date and (ii) 0.90% on December 31, 2007 if the OOMC Disposition Date has not occurred prior to such date; provided that, (x) the Applicable Rate for Utilization Fees shall be reduced to 0.40% on the earlier of the Modified Bridge Credit Agreement Date and the OOMC Disposition Date if the Applicable Rate for Utilization Fees is increased pursuant to clause (ii) above and (y) the Applicable Rate for Utilization Fees shall be reduced to the Applicable Rate under the relevant column heading above on the later of the Modified Bridge Credit Agreement Date and the OOMC Disposition Date.”
     (c) The definition of “Short-Term Debt” in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “plus the aggregate amount of Indebtedness at such time under this Agreement and the Other Credit Agreement” immediately after the phrase “in accordance with GAAP” contained in said definition.
     1.2 Amendment to Section 2.9. Section 2.9 is hereby amended by inserting a new clause “(c)” at the end thereof to read as follows:
     “(c) If on or before January 31, 2008 the OOMC Disposition Date has not occurred, (i) the Borrower shall prepay the Loans on March 14, 2008 to the extent (if any) necessary to reduce the aggregate Revolving Credit Exposures of all Lenders to $875,000,000 and (ii) the total Revolving Credit Exposures of all Lenders shall not exceed $875,000,000 until the Credit Parties have complied with Section 5.9 for the calendar year 2008.”
     1.3 Amendment to Section 5.9. Section 5.9 is hereby amended in its entirety to read as follows:
“5.9. Cleandown. The Credit Parties shall reduce the aggregate outstanding principal amount of all Short-Term Debt to $200,000,000 or less for a minimum period of thirty consecutive days during the period from March 1 to June 30 of each fiscal year (other than for the period from March 1, 2008 to June 30, 2008 if the OOMC Disposition has not been consummated on or prior to April 30, 2008, in which case the Credit Parties shall reduce the aggregate outstanding principal amount of all Short-Term Debt to $700,000,000 or less for a minimum period of thirty consecutive days during the period from March 1 to May 31, 2008).”
     1.4 Amendment to Section 6.1. Section 6.1 is hereby amended in its entirety to read as follows:
“6.1. Adjusted Net Worth. The Guarantor will not permit Adjusted Net Worth as at the last day of any fiscal quarter of the Guarantor to be less than (a) for the fiscal quarters ending October 31, 2007 and January 31, 2008, $800,000,000 and (b) for each other fiscal quarter, $1,000,000,000”.
     SECTION 2 Representations and Warranties. Each of the Borrower and the Guarantor represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) each representation and warranty set forth in Article III of the Credit Agreement (other than the representations and warranties set forth in subsections 3.4(b), 3.6(a)(i) and 3.6(b)) is true and correct in all material respects as of the date hereof with the same effect as if made on the date hereof (except to the extent related to a specific earlier date) and (b) no Default or Event of Default shall have occurred and be continuing.
     SECTION 3 Effectiveness. This Amendment shall become effective on the date on which all of the following conditions precedent have been satisfied or waived:
     (a) The Administrative Agent (or its counsel) shall have received counterparts of this Amendment executed by the Borrower, the Guarantor and the Required Lenders.
     (b) The Administrative Agent shall have received for the account of each Lender that executes and delivers a counterpart of this Amendment on or before 5:00 P.M. on November 19, 2007 an amendment fee equal to 0.05% of the outstanding principal amount of such Lender’s Loans.
     (c) The Borrower shall have paid and reimbursed the Administrative Agent for all of its reasonable out-of-pocket expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.
     SECTION 4 Miscellaneous.
     4.1 Continuing Effectiveness, etc. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.
     4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery of a counterpart hereof, or an executed signature hereto, by facsimile or by e-mail (in pdf or similar format) shall be effective as delivery of a manually-executed counterpart hereof.

     4.3 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

     Delivered as of the day and year first above written.

BLOCK FINANCIAL CORPORATION
By:	/s/ Becky S. Shulman
	Name:	Becky S. Shulman
	Title:	Senior Vice President & Treasurer

H&R BLOCK, INC.
By:	/s/ Becky S. Shulman
	Name:	Becky S. Shulman
	Title:	Senior Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as a Lender and as Swingline Lender
By:	/s/ Susan E. Atkins
	Name:	Susan E. Atkins
	Title:	Managing Director

BANK OF AMERICA, N.A.
By:	/s/ Alexa B. Bradford
	Name:	Alexa B. Bradford
	Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ VINCENT CLARK
	Name:	Vincent Clark
	Title:	SENIOR VICE PRESIDENT

BNP PARIBAS
By:	/s/ Curt Price
	Name:	Curt Price
	Title:	Managing Director

By:	/s/ Fikret Durmus
	Name:	Fikret Durmus
	Title:	Vice President

CALYON NEW YORK BRANCH
By:	/s/ Sebastian Rocco
	Name:	Sebastian Rocco
	Title:	Managing Director

By:	/s/ Walter Jay Buckley
	Name:	Walter Jay Buckley
	Title:	Managing Director

MELLON BANK, N.A.
By:	/s/ Anne M. Westbrook
	Name:	Anne M. Westbrook
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Michael J. Reymann
	Name:	Michael J. Reymann
	Title:	Senior Vice President

COMMERZBANK AG, NEW YORK & GRAND CAYMAN BRANCHES
By:	/s/ Michael Leibrock
	Name:	Michael Leibrock
	Title:	Senior Vice President

By:	/s/ Michael Fruchter
	Name:	Michael Fruchter
	Title:	Vice President

H&R Block, Second Amendment, November 19, 2007

FORTIS BANK SA NV CAYMAN ISLANDS BRANCH
By:	/s/ Marlene Purrier-Ellis
	Name:	Marlene Purrier-Ellis
	Title:	Director

/s/ GILL DICKSON
GILL DICKSON
DIRECTOR

COMERICA BANK
By:	/s/ Heather A. Whiting
	Name:	Heather A. Whiting
	Title:	Vice President

LEHMAN BROTHERS BANK, FSB
By:	/s/ Janice M. Shugan
	Name:	Janice M. Shugan
	Title:	Authorized Signatory

ROYAL BANK OF CANADA
By:	/s/ Dustin Craven
	Name:	Dustin Craven
	Title:	Attorney-in-Fact

SUNTRUST BANK
By:	/s/ Daniel S. Komitor
	Name:	Daniel S. Komitor
	Title:	Director

FIFTH THIRD BANK
By:	/s/ Christopher Motley
	Name:	Christopher Motley
	Title:	VICE PRESIDENT

UBS LOAN FINANCE LLC
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

E. SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH
By:	/s/ Benjamin Lin
	Name:	Benjamin Lin
	Title:	EVP & General Manager

BANK MIDWEST, N.A.
By:	/s/ Brian Bower
	Name:	Brian Bower
	Title:	Vice President

COMMERCE BANK, N.A.
By:	/s/ R. David Emley, Jr.
	Name:	R. David Emley, Jr.
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Marc C. Van Horn
	Name:	Marc C. Van Horn
	Title:	Credit Manager

UMB BANK, N.A.
By:	/s/ Thomas S. Terry
	Name:	Thomas S. Terry
	Title:	Senior Vice President